Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Plan, Amended and Restated 2003 Equity Incentive Plan, 2000 Equity Incentive Plan and the Employee Stock Purchase Plan of Renovis, Inc. of our report dated February 27, 2004, with respect to the financial statements of Renovis, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Palo Alto, California

March 26, 2004